Stonefield Josephson, Inc.
                          Certified Public Accountants
                                Business Advisors

               Consent of Independent Certified Public Accountants

                                January 23, 2003

         We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated December 4, 2002, relating to the financial statements of Golf Two, Inc. (a Development Stage Company) for the period from March 15, 2001 (Inception) to December 31, 2001, the nine months ended September 30, 2002, and the periods from March 15, 2001 (Inception) to September 30, 2002 and 2001, and the reference to our firm under the Caption "Experts" in the Prospectus.




                            /s/ Stonefield Josephson, Inc.
                            ----------------------------------------------------
                            Stonefield Josephson, Inc.
                            A Professional Accountancy Corporation
                            Santa Monica, California